    As filed with the Securities and Exchange Commission on December 10, 2004
                                                    Registration No.  333-119807

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                           AMENDMENT NO. 3 TO FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                              UNITED CAPITAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   04-2294493
                                  (IRS Employer
                             Identification Number)
                             -----------------------

                                  9 Park Place
                           Great Neck, New York 11021
                           (516) 466-6464 (Telephone)
                           (516) 829-4301 (Telecopier)
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)
                             -----------------------

                                Anthony J. Miceli
                              United Capital Corp.
                                  9 Park Place
                           Great Neck, New York 11021
                                 (516) 466-6464
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                                 Steven Wolosky
                 Olshan Grundman Frome Rosenzweig  & Wolosky LLP
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                             -----------------------

Approximate  date of  commencement  of proposed  sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities  being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. /_/

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. /_/

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. /_/

                              --------------------

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities Act of 1933, as amended,  or until the  Registration  Statement shall become effective on such date as the Securities and Exchange Commission,  acting pursuant to said Section 8(a) may determine.

                              --------------------

                                       2

PROSPECTUS

                         300,000 SHARES OF COMMON STOCK

                              UNITED CAPITAL CORP.

The selling  stockholder  listed on page 8 of this  prospectus  is offering  and selling  up to 300,000  shares of our  common  stock.  We will not  receive  any proceeds from the sale of such stock by the selling stockholder.

Our  common  stock is  listed  under  the  symbol  "AFP" on the  American  Stock
Exchange.  The last reported sale price on the American  Stock  Exchange for our common stock on December 9, 2004 was $24.35 per share.

--------------------------------------------------------------------------------

THIS  INVESTMENT  INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON PAGES 4
THROUGH 6 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------------------------------------------------------------

                The date of this Prospectus is December __, 2004.

                               PROSPECTUS SUMMARY

                              UNITED CAPITAL CORP.

     We were  incorporated  in 1980 in the State of Delaware and currently  have two industry segments:

     1. Real Estate Investment and Management.

     2. Manufacture and Sale of Engineered Products.

     We also invest excess  available  cash in marketable  securities  and other financial  instruments.  Our principal  executive  offices are located at 9 Park
Place,  Great  Neck,  New York 11021.  Our  Company's  telephone  number at such location is (516) 466-6464.

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF
RISK.  YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING  RISK  FACTORS,  AS WELL AS
INFORMATION  CONTAINED AND  INCORPORATED BY REFERENCE IN THIS PROSPECTUS  BEFORE
DECIDING TO INVEST IN OUR COMMON STOCK.

Certain  statements in this  Prospectus and other  statements  made by us or our representatives  that are not strictly  historical  facts are  "forward-looking"
statements within the meaning of the Private Securities Litigation Reform Act of
1995 that should be  considered  as subject to the many risks and  uncertainties that exist in our  operations  and  business  environment.  The  forward-looking statements are based on current  expectations  and involve a number of known and unknown risks and uncertainties that could cause our actual results, performance and/or achievements to differ materially from any future results, performance or achievements,  expressed or implied, by the forward-looking statements.  Readers are cautioned not to place undue reliance on these  forward-looking  statements, and that in light of the significant  uncertainties  inherent in forward-looking statements  the  inclusion  of  such  statements  should  not be  regarded  as a representation  by us or any other person that our  objectives  or plans will be achieved.  We also  assume no  obligation  to  publicly  update  or  revise  our forward-looking  statements  or to  advise of  changes  in the  assumptions  and factors on which they are based.  The following are some of the risks that could cause actual results to differ  significantly from those expressed or implied by such statements:

OUR PERFORMANCE IS SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

Although  our leases  are  generally  long-term  and may be below  market,  real property  investments  are subject to varying degrees of risk and are relatively illiquid.  Among the factors that may impact our real estate  property values or the revenues  derived from our portfolio  are changes in the national,  regional and local economic  climate,  the  attractiveness  of our properties to tenants, competition  from other  available  property owners and changes in market rental rates.  Our performance  also depends on the financial  condition of our tenants and  our  ability  to  collect  rent  from  tenants  and  to  pay  for  adequate maintenance,  insurance and other operating costs,  including real estate taxes, which could  increase  over time.  Also,  the expenses of owning and operating a property are not necessarily  reduced when  circumstances such as market factors and competition cause a reduction in income from the property.

OUR RESULTS COULD BE  NEGATIVELY  AFFECTED BY  DELINQUENCIES  IN OUR MORTGAGE OR
HIGH-YIELD LOAN RECEIVABLES.

On a limited  basis we provide  high-yield,  short-term  mortgage  loans that we believe are collateralized by desirable properties at substantial  value-to-loan ratios. In addition,  we have provided purchase money notes to buyers of certain real estate properties.  Although we believe that the collateral for these loans is sufficient to recover its carrying  value,  changes in the real estate market in the locale in which the property is located or  delinquencies by the borrower could  negatively  affect our carrying  value for these loans and ultimately our results of operations and cash flows.

OFF-BALANCE SHEET OBLIGATIONS COULD DEPLETE OUR LIQUIDITY AND CAPITAL RESOURCES.

We do not have any off-balance sheet arrangements that we believe are reasonably likely to have a material  current or future effect on our financial  condition, changes in financial  condition,  revenues or expenses,  results of  operations, liquidity,  capital  expenditures  or capital  resources.  The debt of the joint ventures in which we have an ownership interest are non-recourse obligations and are  collateralized  by the entity's  real  property.  In one  instance,  we and another  partner have jointly and severally  guaranteed not more than $4 million
of  the  joint  venture's  mortgage  obligation.   We  believe  that  with  each

arrangement  the value of the  underlying  property and its operating cash flows are  sufficient  to  satisfy  its  obligations.  In  addition,  except  for  the guarantee, we are not obligated for the debts of the joint ventures. However, we could  decide  to  satisfy  the  debts  of the  joint  venture  to  protect  our investment.  In such event, our capital resources and financial  condition would be reduced and in certain  instances,  the carrying  value of our investment and our results of operations would be negatively impacted.

OUR MARKETS ARE HIGHLY COMPETITIVE.

The markets for our engineered products are highly competitive. We cannot assure that we will be able to successfully  compete or that our  competitors  will not develop new technologies and products that are more commercially  effective than our own. Some of our competitors have financial, technical, marketing, sales and distribution resources greater than ours.

OUR ENGINEERED PRODUCTS SEGMENT RELIES ON SIGNIFICANT CUSTOMERS.

We  sell  our  engineered  products  to many  customers  throughout  the  world.
Historically,  a small number of customers accounted for significant portions of these  sales.  For the year ended  December  31, 2003 and the nine months  ended
September 30, 2004, sales by the engineered  products segment to General Motors, our largest  customer,  accounted  for 20.9% and 18.9% of the  segment's  sales, respectively. Since our engineered products segment accounted for 59% and 64% of our  consolidated  revenues  for  2003  and  the  first  nine  months  of  2004, respectively,  the loss of General Motors as a customer would  adversely  affect our revenues and results of operations.

AN INTERRUPTION IN THE SUPPLY, OR A SIGNIFICANT INCREASE IN THE COST, OF OUR RAW
MATERIALS  COULD  HAVE A MATERIAL  ADVERSE  EFFECT ON OUR  REVENUES,  RESULTS OF
OPERATIONS AND CASH FLOWS.

The principal raw material used in our engineered products business is stainless steel wire which we typically  purchase from multiple  suppliers  throughout the world.  The price and  availability of stainless can be volatile due to numerous factors  beyond  our  control,  including  general  domestic  and  international economic conditions,  labor costs, sales levels, competition,  import duties and tariffs and currency exchange rates.  This volatility can  significantly  affect the availability and cost of our raw materials which are generally  purchased at levels that we believe will satisfy the anticipated needs of our customers based upon contractual commitments, historical buying practices and market conditions.
We may be unable to recover raw material cost  increases due to  contractual  or competitive  conditions.  Conversely,  reductions  in raw material  prices could result in lower sales prices for our  products  and lower  margins as we utilize existing inventories. Therefore, changing raw material costs could significantly impact our revenues, gross margins, operating and net income. If, in the future, we are unable to obtain  sufficient  amounts of stainless or other  critical raw materials,  on a timely basis,  and at competitive  prices,  we may be unable to fulfill our customer's  requirements  which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

PROTECTION OF OUR INTELLECTUAL  PROPERTY IS LIMITED;  WE ARE SUBJECT TO THE RISK
OF THIRD PARTY CLAIMS OF INFRINGEMENT.

Our  engineered  products  business  relies in large  part upon our  proprietary scientific and engineering "know-how" and production  techniques.  Historically, patents have not been an important  part of our  protection of our  intellectual property rights.  We rely upon the laws of unfair  competition,  restrictions in licensing agreements and confidentiality  agreements to protect our intellectual property. We limit access to and distribution of our proprietary information.

Our ability to compete  successfully  and  achieve  future  revenue  growth will depend,  in part,  on our  ability to protect  our  proprietary  technology  and operate  without  infringing  upon the  rights of others.  We are not  currently involved in any  litigation  regarding the  infringement  upon our  intellectual property or of our infringement upon the intellectual property of others.

OUR  OPERATIONS  ARE  SUBJECT  TO  ENVIRONMENTAL  REGULATION  AND  ENVIRONMENTAL
PROBLEMS WHICH ARE POSSIBLE AND CAN BE COSTLY.

Our  engineered  products  segment is  subject to a variety of local,  state and federal governmental regulations relating to the storage,  discharge,  handling, emission,  generation,  manufacture  and  disposal  of toxic or other  hazardous substances used to manufacture our products. We believe that we are currently in compliance  in all  material  respects  with such  regulations  and that we have
obtained  all   necessary   environmental   permits  to  conduct  our  business.
Nevertheless,  the failure to comply with  current or future  regulations  could result in the imposition of fines,  suspension of production,  alteration of our manufacturing processes or cessation of operations.

Federal,  state and local laws and regulations relating to the protection of the environment  require a current or  previous  owner or operator of real estate to investigate and clean up hazardous or toxic substances at such property.

We have  undertaken the  completion of  environmental  studies  and/or  remedial action at two facilities operated by our Metex Mfg.  Corporation  subsidiary and have  recorded a liability  for the  estimated  investigation,  remediation  and administrative costs associated therewith.

We may revise such estimates in the future due to the uncertainty  regarding the nature,  timing and extent of any  remediation  efforts  that may be required at this site,  should an  appropriate  regulatory  agency  deem such  efforts to be necessary. The estimates may also be revised as new or additional information in
these  matters  become  available  or  should  the  New  Jersey   Department  of
Environmental  Protection or other  regulatory  agencies  require  additional or alternative  remediation  efforts in the future.  Although we do not expect such events to  significantly  change our  estimates,  adverse  decisions  or events, particularly  as to the merits of our  factual and legal basis could cause us to change our  estimate of  liability  with  respect to such matters in the future.
Accordingly, we are unable to predict whether our estimate of future remediation costs will materially increase in the future.

MR.  ATTILIO  PETROCELLI  CAN  CONTROL  THE  OUTCOME  OF ALL  MATTERS  REQUIRING
STOCKHOLDER APPROVAL.

As of the date of this  Prospectus,  Mr. Attilio  Petrocelli our Chairman of the
Board,   President  and  Chief  Executive  Officer  beneficially  owns,  in  the aggregate, approximately 63.1% of our outstanding common stock. Such amount does not include shares held by the wife, adult children or the  grandchildren of Mr.
Petrocelli or shares held by the Petrocelli Family Foundation.  Accordingly, Mr.
Petrocelli is therefore able to exercise considerable influence over the outcome of all  matters  requiring  stockholder  approval,  including  the  election  of directors  and the  approval  of  significant  corporate  transactions,  such as mergers or other business combinations.

                                 USE OF PROCEEDS

The shares of common stock offered  hereby are being  registered for the account of the selling stockholder named in this prospectus.  See "Selling Stockholder."
All net  proceeds  from  the sale of the  common  stock  will go to the  selling stockholder.  We will not  receive any part of the  proceeds  from such sales of common stock.

                             ADDITIONAL INFORMATION

We have  filed  with  the  Securities  and  Exchange  Commission  (the  "SEC") a
registration statement on Form S-3 under the Securities Act, with respect to the resale  of common  stock.  This  prospectus,  which  constitutes  a part of that registration  statement,  does not contain all the information contained in that registration statement and its exhibits. For further information with respect to us and our common stock, you should consult the  registration  statement and its exhibits.  Statements contained in this prospectus  concerning the provisions of any documents are necessarily  summaries of those documents,  and each statement is qualified in its entirety by reference to the copy of the document filed with the  SEC.  The  registration  statement  and  any of its  amendments,  including exhibits  filed as a part of the  registration  statement or an amendment to the registration  statement,  are available for  inspection and copying as explained under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

We file  annual,  quarterly  and special  reports,  proxy  statements  and other information  with the SEC.  You may  read and copy any  document  we file at the
SEC's  public  reference  room  in  Washington,  D.C.  Please  call  the  SEC at
1-800-SEC-0330  for further  information on the public  reference  room. Our SEC
filings  are  also   available  to  the  public  from  the  SEC's  Web  site  at
HTTP://WWW.SEC.GOV. Our SEC filing number is 1-10104.

The SEC allows us to  "incorporate  by reference"  the  information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this  prospectus,  and information that we file later with the SEC will  automatically  update and replace  this  information.  We  incorporate  by reference  the documents  listed below and any future  filings we will make with the SEC under Sections 13(a),  13(c), 14 or 15(d) of the Securities Exchange Act
of 1934:

          (1) Our  Annual  Report on Form 10-K for the year ended  December  31,
              2003, as amended on April 29, 2004 and December 10, 2004;

          (2) Our Quarterly  Report on Form 10-Q for the quarter ended March 31,
              2004, as amended on December 10, 2004.

          (3) Our  Quarterly  Report on Form 10-Q for the quarter ended June 30,
              2004, as amended on December 10, 2004.

          (4) Our Quarterly  Report on Form 10-Q for the quarter ended September
              30, 2004, as amended on December 10, 2004.

          (5) Our Current Report on Form 8-K filed October 12, 2004.

          (6) Our Application  for  Registration of our common stock on Form 8-A dated October 25, 1988.

You may request a copy of the filings, at no cost, by writing or telephoning the following address:

          United Capital Corp
          9 Park Place
          Great Neck, New York  11021
          Attention: Chief Financial Officer
          (516) 466-6464

When you are  deciding  whether to  purchase  the shares  being  offered by this prospectus, you should rely only on the information incorporated by reference or provided in this  prospectus or any  supplement.  We have not authorized  anyone else to provide you with different  information.  We are not making any offer of the shares in any state where the offer is not permitted.  You should not assume that the  information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                               SELLING STOCKHOLDER

The following  list of the selling  stockholder  is as of the effective  date of this  prospectus and includes the number of shares of common stock  beneficially owned,  the maximum number of shares of common stock to be sold in this offering by the  selling  stockholder  and the  number of  shares  of common  stock to be beneficially owned by the selling stockholder after this offering (assuming sale of such  maximum  number of shares).  The selling  stockholder,  The  Petrocelli
Family Foundation,  has not been an officer, director or employee of the Company for the past three years. The Petrocelli  Family  Foundation is a not-for-profit charitable  organization  whose Directors  consist of certain  Petrocelli Family members  including (i) A.F.  Petrocelli  who has been our Chairman of the Board,
President  and Chief  Executive  Officer  for more than the past three years and
(ii)  Michael  Lamoretti  and  Michael  Weinbaum  who  have  each  been our Vice
President of Real Estate  Operations  for more than the past three years and are sons-in-law  of  A.F.  Petrocelli.  The  shares  held by the  Petrocelli  Family
Foundation  were received as a gift from A.F.  Petrocelli.  While the Petrocelli
Family Foundation has no current intention to sell the shares, under Federal tax laws the shares  must be sold  within five years of the receipt of the shares by the Petrocelli Family Foundation. In addition, if we are notified by the selling stockholder  that a donee,  pledgee,  transferee or other  successor-in-interest intends to sell any shares under this  prospectus,  we will file an  appropriate supplement to this prospectus.

Currently, we have 9,130,142 shares of common stock issued and outstanding.

                                                                                                Percent to
                                             Percent        Maximum                             be
                             Shares          Beneficially   Number of       Shares to be        Beneficially
                             Beneficially    Owned Prior    Shares to be    Beneficially        Owned after
Name and Address of          Owned Prior to  to this        Offered for     Owned after this    this
Selling stockholder(1)       this Offering   Offering       Resale          Offering            Offering

Petrocelli Family            300,000         3.3%          300,000                -0-                -0-
Foundation

(1) The address of the selling  stockholder is 152 West Shore Road, Kings Point,
    New York 11024.

                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholder, as well
as   on   behalf   of   its    donees,    pledgees,    transferees    or   other
successors-in-interest,  if any, who may sell shares received as gifts, pledges, distributions or other non-sale related  transfers.  Neither we, nor the selling stockholder,  have employed an  underwriter  for the sale of common stock by the selling  stockholder.  The  selling  stockholder  has advised us that it has not
entered  into  any  agreements,   understandings   or   arrangements   with  any
underwriters  or  broker-dealers  regarding the sale of its  securities,  nor is there an  underwriter  or  coordinating  broker  acting in  connection  with the proposed  sale of the  shares  by the  selling  stockholder.  We will  bear  all expenses in connection with the preparation of this prospectus and  registration of the shares.  The selling  stockholder  will bear  brokerage  commissions  and similar selling expenses associated with the sale of its common stock.

     The selling  stockholder  may offer its shares of common stock from time to time directly or through  pledgees,  donees,  transferees or other successors in interest in one or more of the following  transactions  (which may include block transactions):

          o  On the American  Stock  Exchange or any stock exchange or automated quotation  system on which the shares of common stock may be listed at the time of sale

          o  In the over-the-counter market

          o  Put or call option transactions relating to the shares

          o  Short sales relating to the shares

          o  In a combination of any of the above transactions

     The selling  stockholder may offer his shares of common stock at any of the following prices,  which may reflect discounts from the prevailing market prices at the time of sale:

          o  Fixed prices that may be changed

          o  Market prices prevailing at the time of sale

          o  Prices related to such prevailing market prices

          o  At negotiated prices

          o  Varying prices determined at the time of sale

     The selling  stockholder  may effect such  transactions  by selling  shares directly to purchasers or to or through broker-dealers,  which may act as agents or  principals.  Such  broker-dealers  may receive  compensation  in the form of discounts,  concessions,  or commissions from the selling stockholder and/or the purchasers  of shares of common  stock for whom such  broker-dealers  may act as agents or to whom they sell as principals,  or both (which  compensation as to a particular broker-dealer might be in excess of customary commissions).

     Any broker-dealer  acquiring common stock from the selling  stockholder may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then  prevailing  on the  American  Stock  Exchange or at prices related to such prevailing  market prices or at negotiated  prices to its customers or a combination  of such  methods.  The selling  stockholder  and any broker-dealers  that  act in  connection  with  the  sale  of the  common  stock hereunder  might be deemed to be  "underwriters"  within the  meaning of Section
2(11) of the Securities  Act of 1933, as amended;  any  commissions  received by such  broker-dealers  and any  profit on the  resale  of shares  sold by them as principals  might be deemed to be underwriting  discounts and commissions  under the Securities  Act of 1933, as amended.  The selling  stockholder  may agree to indemnify any agent,  dealer or broker-dealer  that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

     Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section  2(11) of the  Securities  Act of 1933,  as amended,  the selling stockholder will be subject to the prospectus  delivery  requirements of such Act. We have informed the selling  stockholder  that the  anti-manipulative provisions of Regulation M promulgated  under the Securities and Exchange Act of
1934 may apply to their sales in the market.

     In addition,  if we are notified by the selling  stockholder  that a donee, pledgee,  transferee or other  successor-in-interest  intends to sell any shares
under  this  prospectus,   we  will  file  an  appropriate  supplement  to  this
prospectus.  The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

     The selling  stockholder  has no current  intention  to sell the shares and there can be no assurance that the selling  stockholder  will sell any or all of the shares offered by it under this prosepctus,  however, under Federal tax laws the shares  must be sold  within  five years of the receipt of the shares by the selling stockholder.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered  hereby have been passed upon by Olshan Grundman Frome Rosenzweig  & Wolosky LLP, 65 East 55th Street, New
York, New York 10022.

                                     EXPERTS

     The consolidated financial statements and schedules of United Capital Corp.
incorporated  in this  prospectus by reference to our Annual Report on Form 10-K for the year ended  December 31, 2003 have been audited by Grant  Thornton  LLP, independent registered public accounting firm, as indicated in their report with respect  thereto,  and are  incorporated  by  reference  in  reliance  upon  the authority of said firm as experts in accounting and auditing.

                                       10

================================================================================

No dealer,  salesman or other person has been authorized to give any information or to make any  representations  other than those  contained in this  prospectus and, if given or made, such other  information and  representations  must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or  solicitation  by anyone in any  state in which  such  person is not authorized,  or in which the person  making  such offer or  solicitation  is not qualified  to do so, or to any person to whom it is  unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information  herein is correct as of any time subsequent to the date hereof.
We have not  authorized  any  dealer,  salesperson  or other  person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

                                 300,000 SHARES

                               UNITED CAPITAL CORP.

                                  COMMON STOCK

                                ----------------

                                   PROSPECTUS
                                ----------------

                                __________, 2004

================================================================================

                                       11

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
--------    -------------------------------------------

The expenses in connection with the issuance and  distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

    SEC Registration Fee....................................$836.22
    Accounting Fees and Expenses............................$10,000
    Legal Fees and Expenses.................................$10,000
    Miscellaneous Expenses................................$1,000.00
    Total................................................$21,836.22

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------    -----------------------------------------

Article V of the  By-Laws  of the  Company  provides  that:  The  Company  shall indemnify  any person who was or is a party or is  threatened to be made a party to any threatened,  pending or complete  action,  suit or  proceedings,  whether civil, criminal,  administrative or investigative,  or by or in the right of the
Company to procure  judgment  in its favor,  by reason of the fact that he is or was a director,  officer, employee or agent of the Company, or is or was serving at the  request of the  Company as a  director,  officer,  employee  or agent of another  corporation,  partnership,  joint venture,  trust or other  enterprise, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action,  suit or  proceeding  if he  acted  in good  faith  and in a  manner  he reasonably believed to be in or not opposed to the best interests of the Company in accordance  with and to the full extent  permitted by statute  except that no indemnification  shall be made in respect of any claim by or in the right of the
Company  as to which  such  person  shall  have been  adjudged  to be liable for negligence or misconduct in the  performance  of his duty to the Company  unless and only to the  extent  that the Court of  Chancery  or the court in which such action or suit was brought shall determine upon  application  that,  despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and  reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper. Any indemnification
(unless  ordered by a court) shall be made by the Company only as  authorized in the specific case upon a  determination  that  indemnification  of the director, officer,  employee  or agent is proper (a) by the Board by a majority  vote of a quorum  consisting  of directors  who were not parties to such  action,  suit or proceeding,  (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested  directors so directs, by independent legal counsel in a written opinion, or (c) by stockholders.  Expenses incurred in defending a civil or criminal action,  suit or proceeding may be paid by the Company in advance of the final  disposition  of such action,  suit or proceeding as authorized by the
Board of Directors in the specific case upon receipt of an  undertaking by or on behalf of the director,  officer,  employee or agent to repay such amount unless it shall  ultimately be determined  that he is entitled to be indemnified by the
Company as  authorized  in this section.  The  indemnification  provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification  may be entitled  under the By-laws or any  agreement or vote of stockholders or disinterested  directors or otherwise,  both as to action in his official  capacity  and as to action in  another  capacity  while  holding  such office,  and shall  continue  as to a person  who has  ceased to be a  director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

The Company has  Indemnity  Agreements  with  certain  directors  and  executive officers  (individually  each an  "Indemnitee"),  indemnifying  each  Indemnitee against  the  various  legal  risks  and  potential  liabilities  to which  such individuals  are subject due to their  position  with the  Company,  in order to induce  and  encourage  highly  experienced  and  capable  persons  such  as the
Indemnitees  to continue to serve as  executive  officers  and  directors of the
Company.

DELAWARE LAW

The Company is subject to Section 203 of the Delaware  General  Corporation  Law
("DGCL"),  which prevents an "interested  stockholder"  (defined in Section 203, generally, as a person owning 15% or more of a corporation's  outstanding voting stock) from engaging in a "business  combination" with a publicly-held  Delaware corporation  for three years following the date such person became an interested stockholder,  unless:  (i) before such person became an interested  stockholder, the board of directors of the corporation  approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;  (ii) upon  consummation  of the  transaction  that resulted in the interested  stockholder's  becoming an interested  stockholder,  the  interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions),  or (iii)
following the transaction in which such person became an interested stockholder, the  business  combination  is  approved  by  the  board  of  directors  of  the corporation and authorized at a meeting of stockholders by the affirmative  vote of the holders of 66% of the  outstanding  voting stock of the  corporation  not owned by the interested stockholder.  A "business combination" includes mergers, stock or asset sales and other transactions  resulting in a financial benefit to the interested stockholder.

The  provisions  of Section  203 of the DGCL could have the effect of  delaying, deferring or preventing a change in the control of the Company.

ITEM 16.    EXHIBITS.
-------     --------

            EXHIBIT INDEX
            -------------

       5       Opinion of Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP with respect to the securities registered hereunder.*

       23(a)   Consent of Grant Thornton LLP.*

       23(c)   Consent  of  Olshan  Grundman  Frome  Rosenzweig   &  Wolosky  LLP
               (included within Exhibit 5).*

       24(a)   Powers  of  Attorney  (included  on  the  Signature  page  to the
               Registration Statement).*

------------------------
*previously filed.

ITEM 17.    UNDERTAKINGS.
-------     ------------

            The undersigned registrant hereby undertakes:

            (1) To file,  during any  period in which  offers or sales are being made, a post-effective  amendment to this registration  statement to include any material  information  with respect to the plan of  distribution  not previously disclosed  in  the  registration  statement  or  any  material  change  to  such information in the registration statement.

                                      II-2

            (2) That,  for the purpose of  determining  any liability  under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)  To  remove  from  registration  by  means  of a  post-effective amendment  any of the  securities  being  registered  which remain unsold at the termination of the offering.

The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the  registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities  Exchange Act
of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration  statement shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification  for liabilities  arising under the Securities Act of
1933 may be permitted to  directors,  officers  and  controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against  public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against each such  liabilities  (other  than the payment by the  registrant  of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

In  accordance  with  the  requirements  of  the  Securities  Act of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing  on Form S-3 and  authorizes  this  Registration
Statement  to be signed on its behalf by the  undersigned,  in the City of Great
Neck, State of New York, on the 10th day of December, 2004.

                                     UNITED CAPTIAL CORP.
                                     (Registrant)

                                     By: /S/ ANTHONY J. MICELI
                                         --------------------------------
                                         Anthony J. Miceli
                                         Vice President, Chief Financial Officer
                                         and Secretary

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following  persons in the capacities and on the date indicated.

Signature                 Title                                 Date

/S/ A. F. PETROCELLI      Chairman of the Board, President      December 10, 2004
-----------------------   and Chief Executive Officer
A. F. Petrocelli          (Principal Executive Officer)

/S/ ANTHONY J. MICELI     Vice President, Chief Financial       December 10, 2004
-----------------------   Officer and Secretary (Principal
Anthony J. Miceli         Financial Officer and Principal
                          Accounting Officer)

/S/ HOWARD M. LORBER*     Director                              December 10, 2004
---------------------
Howard M. Lorber

/S/ ROBERT M. MANN*       Director                              December 10, 2004
-------------------
Robert M. Mann

/S/ ARNOLD S. PENNER*     Director                              December 10, 2004
---------------------
Arnold S. Penner

---------------
*By Power of Attorney

                                      II-4

EXHIBITS.
---------

                EXHIBIT INDEX
                -------------

        5       Opinion of Olshan  Grundman Frome  Rosenzweig  & Wolosky LLP with respect to the securities registered hereunder.*

        23(a)   Consent of Grant Thornton LLP.*

        23(c)   Consent  of Olshan  Grundman  Frome  Rosenzweig   &  Wolosky  LLP
                (included within Exhibit 5).*

        24(a)   Powers  of  Attorney  (included  on the  Signature  page  to the
                Registration Statement).*

------------------------
*Previously Filed.

                                      II-5